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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AMEDORE HOMES, INC.

              (Under Section 807 of the Business Corporation Law)

        We the undersigned, George A. Amedore, Sr. and George A. Amedore, Jr. being respectively the Chief Executive Officer and the Secretary of Amedore Homes, Inc., hereby certify:

        1. The name under which the Corporation was formed is Amedore & Sons Builders, Inc.

        2. The Certificate of Incorporation of the Corporation was filed by the Department of State of New York on January 4, 1979 under the name of Amedore & Sons Builders, Inc., as amended pursuant to a Certificate of Amendment filed by the Department of State of New York on May 20, 1999 to show the name of the Corporation as Amedore Homes, Inc.

        3. The text of the certificate of incorporation is hereby restated as amended and the certificate of incorporation is amended to effect the following changes authorized by the Business Corporation Law:

               (1) Article 2 of the Certificate of Incorporation as it relates to the purpose of the Corporation is hereby amended to read as follows "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

               For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York."

               (2) Article 4 of the Certificate of Incorporation, which provides that the aggregate number of shares which the corporation shall have authority to issue is two hundred (200) shares of common stock having no par value per share, is hereby amended and restated as follows: the 200 presently authorized common shares with no par value are changed into 20,000,000 shares (100,000 to 1) having a par value of $.001 per share, of which there are presently 40 shares of common stock issued and outstanding, or 4,000,000 after the 100,000 to 1 stock split, and the Corporation shall have the authority to issue 1,000,000 shares of Preferred Stock with $.001 par value per share.

               To effect such amendment, Article (4) of the Certificate of Incorporation is hereby amended and restated, to read in its entirety as follows:


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               ("4") The aggregate number of shares of common stock which the
Corporation shall have authority to issue is Twenty Million (20,000,000) which shall have a par value of $.001 per share.

               The 20,000,000 shares shall be designated "Common Stock".

               The aggregate number of preferred shares which the Corporation shall have authority to issue is One Million (1,000,000) which shall have a par value of $.001 per share.

               The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Corporation:

        The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Corporation to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designations, and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares, of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Business Corporation Law of the State of New York.

        Upon the filing of this Restated Certificate of Incorporation, each issued and outstanding share of the Corporation's common stock with no par value shall be converted into 100,000 shares of Common Stock (100,000 to 1) with $.001 par value. As of the date hereof, 40 shares of the Corporation's Common Stock are issued and outstanding, or 4,000,000 after the 100,000 to 1 stock split. Upon the filing of this certificate 20,000,000 shares of Common Stock shall be authorized and 16,000,000 shares unissued and 1,000,000 shares of Preferred Stock shall be authorized but presently unissued.

               (3) Article 5 of the Certificate of Incorporation is hereby amended to change the address of the Corporation for service of process from RD #3 Rice Road, Schenectady, New York 12306 to now read 3434 Carman Road, Schenectady, New York 12303.


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        The text of the Certificate of Incorporation as amended is hereby restated in its entirety to read as follows:

        (1)    The name of the Corporation is

               Amedore Homes, Inc.

        (2) The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

               For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

        (3) The principal office of the Corporation is to be located in the County of Schenectady, State of New York.

        (4) The aggregate number of shares of common stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) which shall have a par value of $.001 per share. The 20,000,000 shares shall be designated as "Common Stock".

               The aggregate number of preferred shares which the Corporation shall have authority to issue is One Million (1,000,000) which shall have a par value of $.001 per share, to be issued in series.

               The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Corporation:

        The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. Authority is hereby expressly granted to the Board of Directors of the Corporation to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designations, and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in


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        the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Business Corporation Law of the State of New York.

        (5) The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The street address to which the Secretary of State shall mail a copy of any process against the Corporation Served upon him or her is 3434 Carman Road, Schenectady, New York 12303.

        (6) The fiscal year shall begin on June 1 and end on May 31 of each year.

        (7) No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except as otherwise provided by law.

        (8) No holder of any class of shares of the Corporation, now or hereafter authorized, shall as such holder have any preemptive right to subscribe to, purchase or receive any shares of the Corporation or any class, now or hereafter authorized, or any rights or options for any such shares of any rights or options to subscribe to or purchase any such shares or other securities convertible into or exchange for or carrying rights or options to purchase such shares of any class or other securities which may at any time be issued, sold or offered for sale by the Corporation or subjected to rights or options to purchase granted by the Corporation.

        (9) The restatement of the Certificate of Incorporation was authorized by unanimous written consent of the board of directors of the Corporation followed by authorization by the unanimous written consent of shareholders in lieu of a meeting.


               IN WITNESS WHEREOF, we have signed this certificate on the 18th day of July 2000 and we affirm the statements contained therein under penalties of perjury.


                                                /s/ George A. Amedore, Sr.
                                               ---------------------------------
                                               George A. Amedore, Sr., CEO



                                                /s/ George A. Amedore, Jr.
                                               ---------------------------------
                                               George A. Amedore, Jr., Secretary